                                                                    EXHIBIT 10.1

                            CENTERPOINT ENERGY, INC.
                            LONG-TERM INCENTIVE PLAN

                    NONQUALIFIED STOCK OPTION AWARD AGREEMENT

            Pursuant to this Award Agreement, CENTERPOINT ENERGY, INC. (the "Company") hereby grants to [NAME] (the "Optionee"), an employee of the Company, on [GRANT DATE] (the "Grant Date"), a right (the "Option") to purchase from the Company [NUMBER] shares of Common Stock of the Company at $[OPTION STRIKE PRICE] per share (the "Exercise Price"), pursuant to the Long-Term Incentive Plan of CenterPoint Energy, Inc. (the "Plan"), with such number of shares and such price per share being subject to adjustment as provided in Section 14 of the Plan, and further subject to the following terms and conditions:

            1. RELATIONSHIP TO THE PLAN; DEFINITIONS.

            This Option is subject to all of the terms, conditions and provisions of the Plan and administrative interpretations thereunder, if any, which have been adopted by the Committee thereunder and are in effect on the date hereof. Except as defined herein, capitalized terms shall have the same meanings ascribed to them under the Plan. To the extent that any provision of this Award Agreement conflicts with the express terms of the Plan, it is hereby acknowledged and agreed that the terms of the Plan shall control and, if necessary, the applicable provisions of this Award Agreement shall be hereby deemed amended so as to carry out the purpose and intent of the Plan. References to the Optionee herein also include the heirs or other legal representatives of the Optionee. For purposes of this Award Agreement:

            "DISABILITY" means a physical or mental impairment of sufficient severity such that the Optionee is both eligible for and in receipt of benefits under the long-term disability provisions of the Company's benefit plans.

            "EMPLOYMENT" means employment with the Company or any of its Subsidiaries.

            "OPTION PERIOD" means the period commencing upon the Optionee's receipt of this Award Agreement and ending on the date on which the Option expires pursuant to Section 3(a).

            "OPTION SHARES" means the shares of Common Stock covered by this Award Agreement.

            "RETIREMENT" means termination of Employment on or after attainment of age 55 and with at least five years of service with the Company.

            2. EXERCISE AND VESTING SCHEDULE.

            (a) This Option shall become exercisable in three cumulative annual installments, as follows:

                  (i) [NUMBER] of the Option Shares shall become exercisable on
            [DATE],

                  (ii) an additional [NUMBER] of the Option Shares shall become exercisable on [DATE], and

                  (iii) the remaining [NUMBER] Option Shares shall become
            exercisable on [DATE];

      provided, however, that the Optionee must be in continuous Employment through the date of exercisability of each installment in order for the Option to become exercisable with respect to additional shares of Common Stock on such date.

            (b) This Option shall become fully exercisable, irrespective of the limitations set forth in subparagraph (a) above, upon termination of Employment of the Optionee due to death, Disability, or Retirement, provided that prior to such termination the Optionee had been in continuous Employment.

            3. EXPIRATION OF OPTION.

            (a) Expiration of Option Period. The Option Period shall expire on [10TH ANNIVERSARY OF GRANT DATE].

            (b) Termination of Employment Due to Death or Disability. Upon termination of Employment of the Optionee due to death or Disability, the Option shall expire upon the earlier of one year following the date of termination of Employment or expiration of the Option Period.

            (c) Termination of Employment Due to Retirement. Upon termination of Employment of the Optionee because of Retirement, the Option shall expire upon the earlier of three years following the date of termination of Employment or expiration of the Option Period.

            (d) Termination of Employment by the Company or Due to Resignation. Upon termination of Employment of the Optionee by the Company or any of its Subsidiaries for any reason or due to voluntary resignation by the Optionee, the portion of the Option not exercisable shall expire immediately, and the portion of the Option exercisable upon termination shall expire upon the earlier of 90 days following the date of termination of Employment or the expiration of the Option Period.

            (e) Death Following Termination of Employment. Notwithstanding anything herein to the contrary, in the event the Optionee dies following termination of Employment but prior to the expiration of the Option pursuant to this Section 3, the portion of the Option exercisable upon the Optionee's death shall expire one year following the date of the Optionee's death or, if earlier, upon the expiration of the Option Period.

            4. CASH PAYMENT UPON A CHANGE OF CONTROL. Notwithstanding anything herein to the contrary, upon or immediately prior to the occurrence of a Change of Control, the Option, unless previously expired pursuant to Section 3, shall be settled by a cash payment to the Optionee equal to the difference between (i) the Fair Market Value per share of Common Stock on the date immediately preceding the date on which the Change of Control occurs and (ii) the Exercise Price of the Option, multiplied by the total number of unexercised Option Shares, regardless of whether such Option Shares have become exercisable under
Section 2. Such cash payment shall satisfy the rights of the Optionee and the obligations of the Company under this Award Agreement in full.

            5. EXERCISE OF OPTION. Subject to the limitations set forth herein and in the Plan, this Option may be exercised pursuant to the procedures set forth by the Committee. Unless otherwise permitted by the Committee, upon exercise the Optionee shall provide to the Company or its designated representative, cash, check or money order payable to the Company equal to the full amount of the purchase price for any shares of Common Stock being acquired or, at the election of the Optionee, Common Stock held by such Optionee for at least six months equal in value to the full amount of the purchase price (or any combination of cash, check, money order or such Common Stock). For purposes of determining the amount, if any, of the purchase price satisfied by payment in Common Stock, such Common Stock shall be valued at its Fair Market Value on the date of exercise. Any Common Stock delivered in satisfaction of all or a portion of the purchase price shall be appropriately endorsed for transfer and assignment to the Company. The Company shall have the right to withhold applicable taxes from compensation otherwise payable to the Optionee at the time of exercise pursuant to Section 11 of the Plan.

            6. NOTICES. For purposes of this Award Agreement, notices to the Company shall be deemed to have been duly given upon receipt of written notice by the corporate secretary of the Company at 1111 Louisiana, Houston, Texas 77002, or to such other address as the Company may furnish to the Optionee. Notice of exercise of the Option must be made to the person and in the manner set forth by the Committee.

            Notices to the Optionee shall be deemed effectively delivered or given upon personal, electronic, or postal delivery of written notice to the Optionee, the place of Employment of the Optionee, the address on record for the Optionee at the human resources department of the Company, or such other address as the Optionee hereafter designates by written notice to the Company.

            7. SHAREHOLDER RIGHTS. The Optionee shall have no rights of a shareholder with respect to shares of Common Stock subject to the Option unless and until such time as the Option has been exercised and vested and ownership of such shares of Common Stock has been transferred to the Optionee.

            8. SUCCESSORS AND ASSIGNS. This Award Agreement shall bind and inure to the benefit of and be enforceable by the Optionee, the Company and their respective permitted successors and assigns except as expressly prohibited herein and in the Plan. Notwithstanding anything herein or in the Plan to the contrary, all or a portion of the Option is transferable by Optionee to Immediate Family Members, Immediate Family Member Trusts, and Immediate Family Member Partnerships pursuant to Section 13 of the Plan.

            9. NO EMPLOYMENT GUARANTEED. Nothing in this Award Agreement shall give the Optionee any rights to (or impose any obligations for) continued Employment by the Company or any Subsidiary thereof or successor thereto, nor shall it give such entities any rights (or impose any obligations) with respect to continued performance of duties by the Optionee.

            10. MODIFICATION OF AGREEMENT. Any modification of this Award Agreement shall be binding only if evidenced in writing and signed by an authorized representative of the Company.